Exhibit 99.2

Q3 2021 Letter to Shareholders November 10, 2021

GoodRx helps Americans get the healthcare they need at a price they can afford. I use GoodRx myself because I have a high deductible insurance plan. Paying $100 for a medication is ridiculous even for a doctor. Alysia Ogburia, MD Primary Care Physician GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 2

Perspectives from Doug and Trevor This letter marks the 10th anniversary of GoodRx. Over the past 10 years, we've worked hard to create ways to help millions of Americans access affordable care. Today, GoodRx supports patients across each stage of their healthcare journey, delivering savings, trusted information, and access to care to Americans. While many companies talk about making the world a better place, making a difference is what we do. GoodRx has saved Americans $35 billion on their prescriptions compared to the pharmacy cash price. Consumer savings have increased to 80%,1 and we beat insurance over 50% of the time.2 In addition, we continue to increase access to brand drugs through our pharma manufacturer relationships. For many of our users, GoodRx is not just about saving money. It's about whether they will be able to buy their medication, or their children's medication, or not. In fact, we estimate that we have helped patients obtain at least 80 million prescriptions they otherwise may not have been able to afford.3 We believe our impact has never been greater and, with yet another quarter of record results, our business has never been stronger. Because of GoodRx, millions of Americans can now afford medications and care. Because of GoodRx, millions of Americans are more informed and better prepared to make healthcare decisions, from diagnosis to care delivery. Because of GoodRx, millions of patients can navigate the confusing world of healthcare knowing they have a trusted advocate by their side. We continue building our broad and deep competitive moat which is rooted in the trust we've established with patients, physicians, and companies across all of healthcare. Patients trust us, and our consumer NPS of 904 is a testament to the important role we play in their care. Physicians and healthcare professionals trust us, with over 2 million prescribers that have a patient that has used GoodRx and a very high provider NPS of 90.5 Companies look to us as a way to introduce products and services, and provide savings to our large and growing audience. We work with more PBMs and pharmacies than ever and have continued to strengthen these relationships. As we grow, we believe our advantages in scale and data increase, allowing us to drive deeper consumer savings and provide richer engagement. Our offerings - including subscriptions, pharma manufacturer solutions, and telehealth - allow us to reach more consumers at different points of need along their healthcare journey, from diagnosis to treatment to care. A decade later, we still start every new project with the ultimate goal of helping more people. In September, we launched GoodRx Health, a new consumer resource for clear, research-based answers to vital health questions. Unlike other consumer health destinations, GoodRx Health tackles the tough stuff, with an expert team of doctors, pharmacists, and editorial experts who dig deep to provide concise, actionable knowledge. We value quality over quantity, and believe our visitors will appreciate the difference. GoodRx Health builds on GoodRx's decade of experience as America's leading resource for healthcare savings. Our editorial team has already published thousands of stories that have earned top rank on competitive queries about topics from erectile dysfunction to COVID-19 vaccines. We're now planning to expand upon this foundation to include subjects from health insurance to women's health, and weight loss to mental health. GoodRx Health also includes thousands of engaging, expert videos from HealthiNation, which we acquired earlier this year. GoodRx Health creates opportunities to continue to expand our Pharma Manufacturer Solutions offering as well and address the $30 billion spent annually on pharma marketing. We are giving manufacturers more ways to reach large, high-intent audiences with their medications and products, with the goal of building a robust win-win business. In the year since our IPO, we have launched new resources, features, and services to provide more value to our consumers. We've acquired new capabilities to help grow the scale of our business, expanded and deepened pharmacy and PBM relationships, and developed strategic partnerships with enterprise-level companies that extend the reach of our prescription-related offerings. This has all been fueled by the passion of our team and unrelenting dedication to our mission. Despite our success, Americans still face rising costs, decreasing life expectancy, and poorer health outcomes. We feel a tremendous sense of urgency to find more ways to help more people, and we believe that our efforts can help reverse those trends. In the coming years, we see more opportunities to help Americans fill more gaps in their healthcare journey including navigating insurance as their trusted advocate, further personalizing the GoodRx user experience, and extending our marketplace. We believe that we are just getting started and have barely scratched the surface of the opportunity to transform healthcare in the U.S. We won't rest until all Americans have access to affordable, high-quality, and convenient healthcare. Doug Hirsch Co-Founders & Co-CEOs, GoodRx Trevor Bezdek 1 Based off of the pharmacy cash price. 2 Based on a GoodRx study, The GoodRx Effect. In 2020, over 55% of prescriptions lled using GoodRx (including our Gold and Kroger membership savings programs) were cheaper than the average commercial insurance copays for the 100 most purchased medications, based on industry data. When GoodRx users paid less than average commercial insurance copays, they saved on average 52% off average commercial insurance copays in 2020. 3 Internal estimate. 4 Consumer NPS based on July 2021 survey on the GoodRx website. 5 Provider NPS based on September 2021 survey on the GoodRx website. GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 3

Q3 2021 Highlights

Revenue	Net Loss	Adjusted EBITDA[2]	Adjusted Net Income[2]
$195.1M	**($18.1M)***	**$61.8M**	**$39.7M**
+39% YOY	(9.3%) Margin[1]	31.7% Margin[1]	20.3% Margin[1]

* Q3 '21 Net Loss was impacted by $19.2M of income tax expense and $40.0M of stock-based compensation expense, $20.1M of which related to the non-recurring co-CEOs' awards made in connection with the IPO.

Exited the quarter with nearly

8M
Consumers of our prescription-related offerings

MACs + subscription user count

Monthly Active Consumers[3]



Q3 '21
6.4M
+31% YOY
Q3 '20
4.9M

Subscription Plans[4]



Q3 '21
1,129K
+68% YOY
Q3 '20
673K

Financial Data

(dollars in millions)

	Q3 2021	Q3 2020	Change
Revenue	$195.1	$140.5	39%
Net Loss	($18.1)	($50.0)	NM
Adjusted Net Income[2]	$39.7	$35.6	11%
Adjusted EBITDA[2]	$61.8	$53.2	16%
Adjusted EBITDA Margin[2]	31.7%	37.8%	(610 bps)
Cash Provided by Operating Activities	$48.6	$32.7	49%

[1] Net Margin, Adjusted EBITDA Margin, and Adjusted Net Margin represent Net Loss, Adjusted EBITDA, and Adjusted Net Income divided by Revenue, respectively.

[2] Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

[3] Monthly Active Consumers (MACs) represent the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. Beginning in the fourth quarter of 2020, our Monthly Active Consumers number includes consumers we acquired through the acquisition of Scriptcycle in August 2020. RxSaver (acquired in April 2021) Monthly Active Consumers have been included as of the beginning of the third quarter of 2021 and are estimated due to incomplete consumer information. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who used our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers is averaged over the calendar months in such period.

[4] Represents the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club.

GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 4

GoodRx Helps More Consumers at More Stages of Their Healthcare Journey Than Ever

We have substantially extended our platform to address more of the consumer healthcare journey


CONSUMER HEALTHCARE JOURNEY
Research & Prevention
Diagnosis
Treatment & Adherence
HealthiNation
GoodRx Health
GoodRx Care
Telehealth Marketplace
Rx Refill Reminders & Dashboard
Mail Delivery
Subscription Programs
Pharma Manufacturer Solutions
Prescription Savings

Key milestones in the year since our IPO:

Research & Prevention

Acquired

HealthiNation

Launched

GoodRx Health

COVID Vaccine Guide & Wallet

Diagnosis

Rebranded & Expanded Nationwide

GoodRx Care

Launched

GoHealth / Insurance

Increased

Care cross-sell to 65%

Treatment & Adherence

Acquired

RxSaver RxNXT

Launched

GoHealth / Insurance, Integrated Copay Card, integrated offerings with Boehringer Ingelheim and Sanofi

Expanded

GoodRx Gold

Partnered

DoorDash, USAA, Fetch Rewards

GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 5

Business Updates

We delivered record revenue and record users in the third quarter. We added new features and improved the user experience, increased our scale and customer penetration in pharma manufacturer solutions, and continued to deliver on our mission to help Americans get the healthcare they need, reaching $35 billion of cumulative savings.

We also launched **GoodRx Health**, which is a new, potentially TAM-expanding focus area for us that we're particularly excited about. GoodRx Health is our next-generation online health resource where doctors, pharmacists, and editorial experts provide authoritative answers to thousands of crucial health questions. We believe this new resource will deliver more insights to consumers throughout their healthcare journey, increase our top of funnel traffic, and create new monetization opportunities. This is a key milestone for us.

The demand for health and wellness information in the U.S. is massive. Millions of users already come to GoodRx every month looking to increase their knowledge of health topics. By adding GoodRx Health to our portfolio of resources, we aim to help more Americans at every stage of their healthcare journey — from diagnosis to treatment and care. GoodRx Health allows us to reach more people in more ways through content that empowers them to be advocates for their own health across a wide range of healthcare decisions.

GoodRx Health's content focuses on four main areas:

- **Health Knowledge**. A deep dive into medical research and scientific literature to address common health questions reviewed by physicians, pharmacists, psychologists, psychiatrists, or veterinarians, depending on the subject matter.
- **Financial Guidance**. Expert resources around cost, savings and insurance coverage to help consumers make smart decisions about their money and their health.
- **Drug FAQs**. Straight answers on basic medication questions reviewed by pharmacists.
- **Trustworthy Research**. Timely and original research around drug prices, fill trends, and the U.S. healthcare system so consumers can stay up-to-date on the latest information.

Introducing GoodRx Health. The health answers you need.


GoodRx Health
Diabetes: Can You Cure Diabetes?
The short answer... it depends...

GoodRx Answers.

Thousands of articles with research-backed answers to health questions.


All Inboxes
The Best Protection Against COVID-19 💪 Post Heart Attack Nutrition ❤️ Vaccine Proof ⚠️
GoodRx
Your Newsletter for October 7
Does the Vaccine Offer Greater Protection Than Previous COVID-19

Personalized Newsletters.

Information on the conditions and topics users care about, delivered every week.


GoodRx Health
Video: Seasonal Allergies, Explained in Just 2 Minutes
MOST ALLERGIES SPROUT IN THE SPRING
The most common types of allergies are:

Video Explainers.

Easy-to-understand guidance from healthcare experts.


GoodRx Health
Start Here: Take the Quiz
Back
Step 1 of 7
Where are you currently in your Medicare journey?
Continue
Key takeaways:

Health Wizards.

Custom tools using data to help navigate tough choices.

GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 6

GoodRx Health is powered by a dedicated editorial team, including leading doctors, pharmacists, and editorial experts, and taps into current medical perspectives with the goal of creating the most trusted and most useful health information resource on the internet. We deliver this information in unique formats to help ensure consumers can quickly find the health information they need. We do so through GoodRx Answers, Health Assistants, Health Debunked, and Video Explainers. GoodRx Health is key to our content strategy and is expected to further strengthen our relationships with consumers and providers, create additional M&A opportunities, and support the growth of our current and future offerings by increasing our top of funnel trafc, especially for pharma manufacturer solutions. We believe there's a tremendous opportunity to leverage GoodRx Health content, as well as content from HealthiNation, which we acquired earlier this year, to help providers and consumers navigate the complex world of brand medications and increase awareness, access, and adherence. By adding GoodRx Health to our portfolio of resources, we are furthering our goal of filling more gaps by delivering strong savings, trusted information, and access to care for all Americans. Content-driven top of funnel expansion helps fuel consumer acquisition and engagement and further propels pharma manufacturer solutions growth. 350+ Health conditions covered 2,500+ Videos in GoodRx library Opportunities across the GoodRx platform Consumer insights. Educate users and build pre-transaction readiness. Conversion to MACs and subscribers. Reach consumers interested in healthcare research with price discovery and discounts. Broader audiences for pharma manufacturers. Enable bigger, broader awareness opportunities within the GoodRx ecosystem for new and existing partners. Cross-selling to other GoodRx products. Provide additional telehealth cross-sell opportunities. Enables new M&A opportunities. Broader consumer and provider audiences and needs create new M&A opportunities. During the quarter we also became the exclusive prescription savings provider for Fetch Rewards, the fastest-growing consumer loyalty and shopper rewards app in the U.S., further increasing the reach of our Prescription Transactions offering. Fetch Rewards' over 10 million active shoppers can now find GoodRx prescription savings directly in the Fetch Rewards app, allowing them to seamlessly access GoodRx discounts on medications at over 70,000 pharmacies nationwide. We're excited to partner with Fetch Rewards and offer its millions of users a way to save on prescription medication, and we see opportunities to expand this partnership in the years to come. We also entered into an exciting agreement with CoverMyMeds, to further our Pharma Manufacturer Solutions offering. This is a joint go-to-market effort to create custom prescription discounts for consumers supported by the pharma manufacturer. This opportunity includes joint commercialization as well as integrated technology components to create a seamless experience for patients, providers, and pharmacies, that provides the patient tools and support most relevant to their specic journey to get on and stay on therapy. CoverMyMeds is a leader in biopharma-supported solutions for patient affordability and, as a leader in consumer affordability solutions, we see this as a natural partnership. GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 7

Financials

Prescription Transactions Revenue

(in millions)

Third quarter Prescription Transactions Revenue grew 25% year-over-year to $155.7 million, driven by a 31% year-over-year increase in MACs, partially offset by a lower contribution-per-consumer due to the acquisitions of Scriptcycle and RxSaver. We believe our prescription offering continued to be impacted by COVID-19 headwinds, as the undiagnosed condition backlog remains significant.


$123.0
$109.5
$124.4
$131.3
$134.1
$144.9
$155.7
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2020
2021

Subscription Revenue[1]

(in millions)

Third quarter Subscription Revenue grew 111% year-over-year to $16.2 million, driven by a 68% increase in the number of subscription plans across GoodRx Gold and Kroger Savings Club, as well as a favorable change in subscription plan mix.


$5.6
$6.4
$7.7
$9.7
$12.0
$14.3
$16.2
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2020
2021

Other Revenue[1]

(in millions)

Third quarter Other Revenue grew 177% year-over-year to $23.2 million, driven primarily by higher revenue from pharma manufacturers. Telehealth revenue grew year-over-year as well.


$4.8
$7.4
$8.4
$12.5
$14.4
$17.4
$23.2
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2020
2021

[1] Beginning in Q2 2021, Subscription Revenue is disclosed separately from Other Revenue, which now primarily consists of revenue generated from our Pharma Manufacturer Solutions and Telehealth offerings. Prior period amounts have been recast to conform to the current period presentation.

GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 8

Net Income (Loss)

Third quarter Net Loss was $18.1 million, compared to a Net Loss of $50.0 million in the third quarter of 2020. The year-over-year change was driven primarily by a $65.1 million decrease in stock-based compensation expense and related payroll taxes, primarily related to the non-recurring Co-Chief Executive Officers' awards made in connection with the IPO. This was partially offset by an increase to our tax provision, which was a $19.2 million expense in the third quarter of 2021 compared to a $17.9 million benefit in the comparable period last year.

In addition, the change was also driven by business growth, partially offset by an increase in sales and marketing spend, as well as continued investments in product development and technology, and investments in our general and administrative infrastructure as we were operating as a public company for the full quarter of the 2021 period.

Third quarter Net Margin was (9.3%) compared to (35.6%) last year, a 26.3 percentage point year-over-year improvement.

(in millions)



$27.3
$27.3
($50.0)
($298.3)
$1.7
$31.1
($18.1)
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2020
2021

Adjusted EBITDA

Third quarter Adjusted EBITDA grew 16% to $61.8 million compared to $53.2 million in the third quarter of 2020. Adjusted EBITDA Margin was 31.7%, a 610 basis point year-over-year decrease. The margin decrease was driven by continued investments in product development and technology, an increase in sales and marketing spend, and investments in our general and administrative infrastructure as we began operating as a public company.

(in millions)



$51.9
$49.4
$53.2
$49.1
$51.0
$54.6
$61.8
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2020
2021

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 9

Adjusted Net Income

(in millions)

Third quarter Adjusted Net Income grew 11% to $39.7 million compared to $35.6 million in the third quarter of 2020.



$33.2
$32.3
$35.6
$32.2
$31.8
$35.1
$39.7
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2020
2021

Adjusted Net Income is a non-GAAP financial measure and is presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

Net Cash Provided by Operating Activites

(in millions)

Third quarter Net Cash Provided by Operating Activities was up 49% year-over-year to $48.6 million, made up of Net Loss of $18.1 million, adjusted primarily by stock-based compensation expense of $40.0 million and changes to our long-term deferred tax assets and tax receivables. The quarter-over-quarter increase was due primarily to business growth and changes in operating assets and liabilities, mainly driven by changes in accrued expenses and prepaid expenses and other assets.

The sequential decline in 2020 was due primarily to the timing of tax payments, the vast majority of which were made in the third and fourth quarters. These tax payments included payroll taxes related to the non-recurring Co-Chief Executive Officers' equity awards and the exercise of stock options around and after our September 2020 IPO, as well as income tax payments as the extension, first, and second quarter payments were deferred to the third quarter. In addition, we prepaid certain marketing spend and other costs related to our operations as a public company, which further contributed to the decline in Q4.



$45.6
$38.2
$32.7
$14.9
$45.5
$34.9
$48.6
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2020
2021

GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 10

Guidance
Our outlook for the fourth quarter and full year 2021 is as follows:
Revenue
Adjusted EBITDA Margin
Revenue
Adjusted EBITDA Margin
Q4 2021 Guidance $212M to $222M Approx. 38% to 45% year-over-year growth Approx. 30%
FY 2021 Guidance $744M to $754M Approx. 36% year-over-year growth Approx. 31%
Adjusted EBITDA Margin is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income or loss margin, or Net Margin, because we do not provide guidance for GAAP Net Margin due to the uncertainty and potential variability of stock-based compensation expense and income taxes, which are reconciling items between Adjusted EBITDA Margin and GAAP Net Margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on GAAP Net Margin.
GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 11

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations and financial results, the benefits to consumers or GoodRx of our agreements with partners, customers and other entities, the impact of GoodRx Health, underlying trends in our business, our market opportunity, the growth of our telehealth and manufacturer solutions businesses, the benefits of cross-selling products, competitiveness of our prices, especially in relation to insurance, the growth of our relationships with industry participants and partners, the anticipated impact of COVID-19 on our business, post-COVID-19 trends, our potential for growth, demand for our offerings, our strategic growth priorities and future offerings, future financial results, collaborations and partnerships with third parties, and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription offering and ability to expand our offerings; changes in medication pricing and pricing structures; our inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infection disease, including the COVID-19 pandemic; the accuracy of our estimate of our total addressable market and other operational metrics; the development of the telehealth market; our ability to maintain and expand a network of skilled telehealth providers; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to our material weaknesses in our internal control over financial reporting and any future material weaknesses; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to information technology and cyber-security; compliance with government regulation of the internet, e-commerce and data and other regulations; our ability to utilize our net operating loss carryforwards and certain other tax attributes; management's ability to manage our transition to being a public company; our ability to attract, develop, motivate and retain well-qualified employees; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings; our reliance on software as-a-service technologies from third parties; systems failures or other disruptions in the operations of these parties on which we depend; changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; risks related to fiuctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; as well as the other important factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward looking statements represent management's estimates as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. GoodRx Holdings, Inc. Q3 2021 Letter to Shareholders 12

Financial Statements

GoodRx Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value)	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$912,023	$968,691
Restricted cash	—	2,900
Accounts receivable, net	98,511	68,729
Prepaid expenses and other current assets	41,006	46,048

Total current assets	1,051,540	1,086,368
Property and equipment, net	21,837	23,057
Goodwill	329,696	261,116
Intangible assets, net	94,077	36,919
Capitalized software, net	39,254	19,800
Operating lease right-of-use assets	25,969	27,712
Deferred tax assets, net	45,824	13,117
Other assets	6,168	2,025

Total assets	$1,614,365	$1,470,114

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$17,279	$10,291
Accrued expenses and other current liabilities	42,447	37,692
Current portion of debt	7,029	7,029
Operating lease liabilities, current	5,926	4,539

Total current liabilities	72,681	59,551
Debt, net	656,868	659,888
Operating lease liabilities, net of current portion	32,033	33,467
Other liabilities	6,387	5,849

Total liabilities	767,969	758,755
Stockholders’ equity
Preferred stock	—	—
Common stock, $0.0001 par value	39	39
Additional paid-in capital	2,222,150	2,101,773
Accumulated deficit	(1,375,793)	(1,390,453)

Total stockholders’ equity	846,396	711,359

Total liabilities and stockholders’ equity	$1,614,365	$1,470,114

GoodRx Holdings, Inc.	Q3 2021 Letter to Shareholders	13

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenue	$195,102	$140,453	$532,168	$397,156
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	11,271	7,540	32,789	20,383
Product development and technology	35,073	15,846	90,800	38,133
Sales and marketing	95,651	65,113	263,726	180,195
General and administrative	35,947	108,479	119,312	120,698
Depreciation and amortization	10,161	5,160	23,891	14,026

Total costs and operating expenses	188,103	202,138	530,518	373,435

Operating income (loss)	6,999	(61,685)	1,650	23,721

Other expense, net:
Other expense (income), net	—	1	—	(20)
Interest income	(13)	(24)	(42)	(140)
Interest expense	5,928	6,264	17,739	21,697

Total other expense, net	5,915	6,241	17,697	21,537

Income (loss) before income taxes	1,084	(67,926)	(16,047)	2,184
Income tax (expense) benefit	(19,153)	17,894	30,707	2,467

Net (loss) income	$(18,069)	$(50,032)	$14,660	$4,651

Net (loss) income attributable to common stockholders:
Basic	$(18,069)	$(50,032)	$14,660	$3,045

Diluted	$(18,069)	$(50,032)	$14,660	$3,092

(Loss) earnings per share:
Basic	$(0.04)	$(0.21)	$0.04	$0.01
Diluted	$(0.04)	$(0.21)	$0.03	$0.01
Weighted average shares used in computing (loss) earnings per share:
Basic	411,223	241,061	408,604	233,727
Diluted	411,223	241,061	429,695	244,529

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$238	$57	$540	$98
Product development and technology	10,333	2,958	26,656	4,772
Sales and marketing	5,638	4,284	16,158	5,762
General and administrative	23,771	99,574	83,828	100,572

GoodRx Holdings, Inc.	Q3 2021 Letter to Shareholders	14

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash flows from operating activities
Net income	$14,660	$4,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,891	14,026
Amortization of debt issuance costs	2,586	2,430
Non-cash operating lease expense	2,451	3,431
Stock-based compensation expense	127,182	111,204
Change in fair value of contingent consideration	—	901
Deferred income taxes	(33,217)	2,292
Loss on abandonment of operating lease assets	1,430	—
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(24,380)	(10,928)
Prepaid expenses and other assets	5,696	(31,832)
Accounts payable	4,322	3,411
Accrued expenses and other current liabilities	5,311	13,763
Operating lease liabilities	(1,501)	1,641
Other liabilities	538	1,501

Net cash provided by operating activities	128,969	116,491

Cash flows from investing activities
Purchase of property and equipment	(3,764)	(15,681)
Acquisitions, net of cash acquired	(140,268)	(55,793)
Capitalized software	(21,434)	(10,333)
Investment in minority equity interest	(4,008)	—

Net cash used in investing activities	(169,474)	(81,807)

Cash flows from financing activities
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	891,793
Proceeds from private placement	—	100,000
Proceeds from long-term debt	—	28,000
Payments on long-term debt	(5,272)	(5,272)
Payment for contingent consideration	(832)	—
Payment of debt issuance costs	—	(1,306)
Payments of initial public offering issuance costs	—	(1,840)
Proceeds from exercise of stock options	29,715	5,148
Proceeds from early exercise of stock options	—	667
Employee taxes paid related to net share settlement of equity awards	(42,674)	—

Net cash (used in) provided by financing activities	(19,063)	1,017,190

Net change in cash, cash equivalents and restricted cash	(59,568)	1,051,874
Cash, cash equivalents and restricted cash
Beginning of period	971,591	26,050

End of period	$912,023	$1,077,924

GoodRx Holdings, Inc.	Q3 2021 Letter to Shareholders	15

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Margin, Adjusted Earnings Per Share and Adjusted Operating Income are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures”.
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for acquisition related expenses, cash bonuses to vested option holders, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, charitable stock donation and other income or expense, net, as applicable for the periods presented. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, charitable stock donation, and as further adjusted for estimated income tax on such adjusted items. Adjusted income tax (expense) benefit was determined by applying an adjusted estimated annual effective income tax rate to interim non-GAAP adjusted income before income taxes and including the tax effect of certain discrete items recognized during the period. Our adjusted estimated annual effective income tax rate is based on our full-year estimate of non-GAAP adjusted income before income taxes. Adjusted income tax (expense) benefit excludes excess tax benefits/deficiencies recognized in connection with stock-based compensation. Adjusted Net Margin is Adjusted Net Income divided by revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether the Company has adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at Adjusted Operating Income. The adjustments to these cost and operating expense items include acquisition related expenses, amortization of intangible assets related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, and as applicable, loss on abandonment and impairment of operating lease assets and charitable stock donation. Adjusted Operating Income is GAAP revenue less non-GAAP operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA is also a key measure we use to assess our financial performance and is also used for internal planning and forecasting purposes. In addition, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended							Nine Months Ended September 30,
(dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	2021	2020
Net (loss) income	$(18,069)	$31,061	$1,668	$(298,274)	$(50,032)	$27,337	$27,346	$14,660	$4,651
Adjusted to exclude the following:
Interest income	(13)	(13)	(16)	(20)	(24)	(41)	(75)	(42)	(140)
Interest expense	5,928	5,906	5,905	6,216	6,264	6,795	8,638	17,739	21,697
Income tax expense (benefit)	19,153	(37,305)	(12,555)	(7,360)	(17,894)	7,661	7,766	(30,707)	(2,467)
Depreciation and amortization	10,161	8,369	5,361	4,404	5,160	4,521	4,345	23,891	14,026
Other (income) expense, net	—	—	—	(2)	1	(16)	(5)	—	(20)
Financing related expenses (1)	134	58	257	13	—	188	1,118	449	1,306
Acquisition related expenses (2)	1,714	3,022	3,048	3,642	2,481	780	463	7,784	3,724
Stock-based compensation expense (3)	39,980	40,676	46,526	286,081	106,873	2,121	2,210	127,182	111,204
Charitable stock donation (4)	—	—	—	41,721	—	—	—	—	—
Payroll tax expense related to stock-based compensation	2,150	2,016	828	11,682	323	22	59	4,994	404
Loss on abandonment and impairment of operating lease assets (5)	650	780	—	961	—	—	—	1,430	—

Adjusted EBITDA	$61,788	$54,570	$51,022	$49,064	$53,152	$49,368	$51,865	$167,380	$154,385

Adjusted EBITDA Margin	31.7%	30.9%	31.8%	32.0%	37.8%	40.0%	38.9%	31.5%	38.9%

(1) Financing related expenses include third party fees related to proposed financings.

(2) Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.

(3) Non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number and the valuation of awards.

(4) Non-cash expense related to a donation of 1,075,000 shares of our Class A common stock that was made to a charitable foundation in the fourth quarter of 2020.

(5) Non-cash loss on the abandonment and impairment of operating lease assets related to certain office space that was abandoned or subleased.

GoodRx Holdings, Inc.	Q3 2021 Letter to Shareholders	17

The following tables present a reconciliation of Adjusted Net Income to net (loss) income, the most directly comparable financial measure calculated in accordance with GAAP, and calculation of Adjusted Earnings Per Share:

	Three Months Ended							Nine Months Ended September 30,
(in thousands, except per share amounts)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	2021	2020
Net (loss) income	$(18,069)	$31,061	$1,668	$(298,274)	$(50,032)	$27,337	$27,346	$14,660	$4,651
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	5,703	4,868	2,476	2,307	3,651	3,280	3,421	13,047	10,352
Financing related expenses (1)	134	58	257	13	—	188	1,118	449	1,306
Acquisition related expenses (2)	1,714	3,022	3,048	3,642	2,481	780	463	7,784	3,724
Stock-based compensation expense (3)	39,980	40,676	46,526	286,081	106,873	2,121	2,210	127,182	111,204
Payroll tax expense related to stock-based compensation	2,150	2,016	828	11,682	323	22	59	4,994	404
Charitable stock donation (4)	—	—	—	41,721	—	—	—	—	—
Loss on abandonment and impairment of operating lease assets (5)	650	780	—	961	—	—	—	1,430	—
Income tax expense (benefit) on excluded items and adjusting for excess tax benefits/deficiencies on stock-based compensation exercises	7,388	(47,410)	(22,961)	(15,919)	(27,661)	(1,438)	(1,439)	(62,983)	(30,538)

Adjusted net income	$39,650	$35,071	$31,842	$32,214	$35,635	$32,290	$33,178	$106,563	$101,103
Less: Adjusted undistributed earnings allocated to convertible preferred stock	—	—	—	—	(11,698)	(11,466)	(11,749)	—	(34,913)

Adjusted net income attributable to common stockholders - basic	$39,650	$35,071	$31,842	$32,214	$23,937	$20,824	$21,429	$106,563	$66,190
Add: Adjusted undistributed earnings allocated to holders of common stock	—	—	—	—	597	222	206	—	1,025

Adjusted net income attributable to common stockholders - diluted	$39,650	$35,071	$31,842	$32,214	$24,534	$21,046	$21,635	$106,563	$67,215

Weighted average shares used in computing adjusted earnings per share:
Weighted average shares - basic	411,223	408,363	406,170	401,459	241,061	230,160	229,880	408,604	233,727
Dilutive impact of stock options, restricted stock awards and restricted stock units	18,497	20,504	23,407	26,776	19,300	6,730	6,345	21,091	10,802

Weighted average shares - diluted	429,720	428,867	429,577	428,235	260,361	236,890	236,225	429,695	244,529

Adjusted earnings per share:
Basic	$0.10	$0.09	$0.08	$0.08	$0.10	$0.09	$0.09	$0.26	$0.28
Diluted	$0.09	$0.08	$0.07	$0.08	$0.09	$0.09	$0.09	$0.25	$0.27

(1) Financing related expenses include third party fees related to proposed financings.

(2) Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.

(3) Non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number and the valuation of awards.

(4) Non-cash expense related to a donation of 1,075,000 shares of our Class A common stock that was made to a charitable foundation in the fourth quarter of 2020.

(5) Non-cash loss on the abandonment and impairment of operating lease assets related to certain office space that was abandoned or subleased.

The weighted average number of redeemable convertible preferred stock outstanding during the three and nine months ended September 30, 2021 and 2020 was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Redeemable convertible preferred stock	—	117,825	—	123,285

GoodRx Holdings, Inc.	Q3 2021 Letter to Shareholders	18

Each cost and operating expense is adjusted for acquisition related expenses, amortization of intangible assets related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, and as applicable, loss on abandonment and impairment of operating lease assets and charitable stock donation.

	GAAP Three Months Ended September 30,		Adjusted Three Months Ended September 30,		GAAP Nine Months Ended September 30,		Adjusted Nine Months Ended September 30,
(dollars in thousands)	2021	2020	2021	2020	2021	2020	2021	2020

Cost of revenue	$11,271	$7,540	$11,138	$7,483	$32,789	$20,383	$32,213	$20,285

% of Revenue	5.8%	5.4%	5.7%	5.3%	6.2%	5.1%	6.1%	5.1%

Product development and technology	$35,073	$15,846	$23,156	$12,512	$90,800	$38,133	$60,179	$32,207

% of Revenue	18.0%	11.3%	11.9%	8.9%	17.1%	9.6%	11.3%	8.1%

Sales and marketing	$95,651	$65,113	$89,286	$60,817	$263,726	$180,195	$245,918	$174,421

% of Revenue	49.0%	46.4%	45.8%	43.3%	49.6%	45.4%	46.2%	43.9%

General and administrative	$35,947	$108,479	$9,734	$6,489	$119,312	$120,698	$26,478	$15,858

% of Revenue	18.4%	77.2%	5.0%	4.6%	22.4%	30.4%	5.0%	4.0%

Depreciation and amortization	$10,161	$5,160	$4,458	$1,509	$23,891	$14,026	$10,844	$3,674

% of Revenue	5.2%	3.7%	2.3%	1.1%	4.5%	3.5%	2.0%	0.9%

Operating income (loss)	$6,999	$(61,685)	$57,330	$51,643	$1,650	$23,721	$156,536	$150,711

% of Revenue	3.6%	(43.9%)	29.4%	36.8%	0.3%	6.0%	29.4%	37.9%

GoodRx Holdings, Inc.	Q3 2021 Letter to Shareholders	19

The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense measure to its most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$11,271	$7,540	$32,789	$20,383
Acquisition related expenses	123	—	46	—
Stock-based compensation expense	(238)	(57)	(540)	(98)
Payroll tax expense related to stock-based compensation	(18)	—	(82)	—

Adjusted cost of revenue	$11,138	$7,483	$32,213	$20,285

Product development and technology	$35,073	$15,846	$90,800	$38,133
Acquisition related expenses	(560)	(376)	(1,506)	(1,154)
Stock-based compensation expense	(10,333)	(2,958)	(26,656)	(4,772)
Payroll tax expense related to stock-based compensation	(1,024)	—	(2,459)	—

Adjusted product development and technology	$23,156	$12,512	$60,179	$32,207

Sales and marketing	$95,651	$65,113	$263,726	$180,195
Acquisition related expenses	(292)	(12)	(773)	(12)
Stock-based compensation expense	(5,638)	(4,284)	(16,158)	(5,762)
Payroll tax expense related to stock-based compensation	(435)	—	(877)	—

Adjusted sales and marketing	$89,286	$60,817	$245,918	$174,421

General and administrative	$35,947	$108,479	$119,312	$120,698
Financing related expenses	(134)	—	(449)	(1,306)
Acquisition related expenses	(985)	(2,093)	(5,551)	(2,558)
Stock-based compensation expense	(23,771)	(99,574)	(83,828)	(100,572)
Payroll tax expense related to stock-based compensation	(673)	(323)	(1,576)	(404)
Loss on abandonment of operating lease assets (1)	(650)	—	(1,430)	—

Adjusted general and administrative	$9,734	$6,489	$26,478	$15,858

Depreciation and amortization	$10,161	$5,160	$23,891	$14,026
Amortization of intangibles related to acquisitions	(5,703)	(3,651)	(13,047)	(10,352)

Adjusted depreciation and amortization	$4,458	$1,509	$10,844	$3,674

Operating income (loss)	$6,999	$(61,685)	$1,650	$23,721
Amortization of intangibles related to acquisitions	5,703	3,651	13,047	10,352
Financing related expenses	134	—	449	1,306
Acquisition related expenses	1,714	2,481	7,784	3,724
Stock-based compensation expense	39,980	106,873	127,182	111,204
Payroll tax expense related to stock-based compensation	2,150	323	4,994	404
Loss on abandonment of operating lease assets (1)	650	—	1,430	—

Adjusted operating income	$57,330	$51,643	$156,536	$150,711

(1) Non-cash loss with respect to certain leased office space that was abandoned in the three and nine months ended September 30, 2021. There were no impairment losses in the three and nine months ended September 30, 2021 and 2020.

GoodRx Holdings, Inc.	Q3 2021 Letter to Shareholders	20